      As filed with the Securities and Exchange Commission on June 3, 2005
                                             Registration No. 333-_________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                             FLAGSTAR BANCORP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                     MICHIGAN                          38-3150651
          -------------------------------          -------------------
          (State or Other Jurisdiction of          (I.R.S. Employer
          Incorporation or Organization)           Identification No.)

                              5151 CORPORATE DRIVE
                              TROY, MICHIGAN 48098
                     ---------------------------------------
                     (Address of Principal Executive Office)

      FLAGSTAR BANCORP, INC. 1997 EMPLOYEES AND DIRECTORS STOCK OPTION PLAN
      ---------------------------------------------------------------------
                            (Full title of the Plan)

                  MARK T. HAMMOND, VICE CHAIRMAN OF THE BOARD,
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             FLAGSTAR BANCORP, INC.
                              5151 CORPORATE DRIVE
                              TROY, MICHIGAN 48098
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                 (248) 312-2000
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:
                           JEREMY T. JOHNSON, ESQUIRE
                                 KUTAK ROCK LLP
                    1101 CONNECTICUT AVENUE, N.W., SUITE 1000
                           WASHINGTON, D.C. 20036-4374
                                 (202) 828-2400
                           (202) 828-2488 (FACSIMILE)
          -------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================
    Title Of            Amount        Proposed Maximum     Proposed Maximum       Amount of
   Securities            To Be         Offering Price     Aggregate Offering    Registration
To Be Registered    Registered (1)      Per Share (2)          Price (3)             Fee
--------------------------------------------------------------------------------------------
  Common Stock,
 $.01 par value        1,500,000           $19.27            $28,905,000         $3,414
============================================================================================

(1) The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends or similar transactions. Shares are issuable under the amendment to the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan (the "Option Plan") approved at the 2005 Annual Meeting of Shareholders on May 27, 2005 and as such amounts may be further increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split, or similar event involving the Registrant. In addition to the above-referenced shares, 1,000,000 shares were previously registered on a Form S-8 dated May 30, 2002, 2,067,000 shares were previously registered on a Form S-8 dated August 30, 2001, and 672,500 shares were previously registered on a Form S-8 dated April 30, 1999. In total, there are 13,727,250 shares (split adjusted to reflect a 3-for-2 stock split on July 13, 2001, a 3-for-2 stock split on May 31, 2002, and a 2-for-1 stock split on May 15,
      2003) registered and issuable pursuant to the Option Plan.

(2) Estimated solely for the purpose of calculating the Registration Fee. Under Rule 457(h), the shares are being registered based upon the average of the high and low selling prices of the common stock of the Registrant, as reported on the New York Stock Exchange ("NYSE") on May 26, 2005, of $19.27 per share ($28,905,000 in the aggregate).

(3)   Estimated based on (1) and (2) above.

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

      Pursuant to Instruction E to Form S-8, the contents of (i) the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on May 30, 2002 (File No. 333-89420) relating to the registration of 3,000,000 shares (split-adjusted) of the Registrant's common stock, par value $.01 per share (the "Common Stock), (ii) the Registrant's Registration Statement on Form S-8 filed with the Commission on August 30, 2001 (File No. 333-68682) relating to the registration of 3,026,250 shares (split-adjusted) of the Registrant's Common Stock, and (iii) the Registrant's Registration Statement on Form S-8 filed with the Commission on April 30, 1999 (File No. 333-77501) relating to the registration of 6,201,000 shares (split-adjusted) of the Registrant's Common Stock, authorized for issuance pursuant to Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 1,500,000 shares of the Registrant's Common Stock available to be issued pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  8. EXHIBITS

      4.1 Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan, as Amended

      4.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan, as Amended (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-8 (File No. 333-68682) filed on August 30, 2001)

      4.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan, as Amended (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-8 (File No. 333-68682) filed on August 30, 2001)

       5 Opinion of Kutak Rock LLP as to the legality of the Common Stock being registered

      23.1  Consent of Kutak Rock LLP (included in Exhibit 5)

      23.2  Consent of Independent Registered Public Accounting Firm

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 31st day of May, 2005.

                                    FLAGSTAR BANCORP, INC.

                                    By /s/ Mark T. Hammond
                                       -----------------------------------------
                                       Mark T. Hammond
                                       Vice Chairman, President and
                                       Chief Executive Officer
                                       (Duly Authorized Representative)

      Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons (including a majority of the Board of Directors of the Registrant) in the capacities and on the dates indicated.

SIGNATURES                                 TITLE                                        DATE
/s/ Thomas J. Hammond                      Chairman of the Board                    May 31, 2005
---------------------------------------
Thomas J. Hammond

/s/ Mark T. Hammond                        Vice Chairman of the Board,              May 31, 2005
---------------------------------------    President and Chief Executive Officer
Mark T. Hammond                            (Principal Executive Officer)

/s/ Michael W. Carrie                      Executive Director,                      May 31, 2005
---------------------------------------    Chief Financial Officer and
Michael W. Carrie                          Treasurer (Principal Financial
                                           and Accounting Officer)

/s/ Kirstin A. Hammond                     Executive Director                       May 31, 2005
---------------------------------------
Kirstin A. Hammond

/s/ Robert O. Rondeau, Jr.                 Executive Director                       May 31, 2005
---------------------------------------
Robert O. Rondeau, Jr.

/s/ Charles Bazzy                          Director                                 May 31, 2005
---------------------------------------
Charles Bazzy

                                           Director                                 May 31, 2005
---------------------------------------
James D. Coleman

/s/ Richard S. Elsea                       Director                                 May 31, 2005
---------------------------------------
Richard S. Elsea

/s/ Michael Lucci, Sr.                     Director                                 May 31, 2005
---------------------------------------
Michael Lucci, Sr.

/s/ Robert W. DeWitt                       Director                                 May 31, 2005
---------------------------------------
Robert W. DeWitt

/s/ Frank D'Angelo                         Director                                 May 31, 2005
---------------------------------------
Frank D'Angelo

                                INDEX TO EXHIBITS

Exhibit   Description

  4.1 Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan, as amended

  4.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan, as Amended (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-8 (File No. 333-68682) filed on August 30, 2001)

  4.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan, as Amended (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-8 (File No. 333-68682) filed on August 30, 2001)

   5 Opinion of Kutak Rock LLP as to the legality of the Common Stock being registered

  23.1    Consent of Kutak Rock LLP (included in Exhibit 5)

  23.2    Consent of Independent Registered Public Accounting Firm